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                                                                     EXHIBIT 3.2

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              AUTOTRADER.COM, INC.

                                   ARTICLE ONE
                                      NAME

               The name of the corporation (the "Corporation") is:

                              AutoTrader.com, Inc.

                                   ARTICLE TWO
                                REGISTERED OFFICE

                           The address of the registered office of the
Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The registered agent in charge thereof is Corporation Service Company.

                                  ARTICLE THREE
                                     PURPOSE

                           The purposes of the Corporation are to do any and all
of the following, directly or indirectly through subsidiaries:

                  (i) to engage in the business in the United States of America and throughout the world of owning and operating a consumer-oriented Internet shopping and information service for buyers and sellers of automobiles and related products and services, which business shall be owned and operated by the Corporation through any and all means of telecommunications services including, without limitation, Internet websites;

                  (ii) to do everything necessary or desirable for the accomplishment of the above purposes and to carry on any other lawful activity that is reasonably incident or ancillary to the above purposes; and

                  (iii) to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

                  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is two hundred and five million (205,000,000) shares, classified into three classes of capital stock, as follows:


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         (a)      one hundred million (100,000,000) shares of Class A Common
                  Stock, par value $1.00 per share (the "Class A Common Stock");

         (b) one hundred million (100,000,000) shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock") and

         (c) five million (5,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         The Class A Common Stock and the Class B Common Stock collectively are sometimes referred to as the "Common Stock".


                                  ARTICLE FIVE
                                  COMMON STOCK

         5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE or as otherwise required by law, the rights and privileges of each class of the Common Stock shall be identical in all respects, including without limitation the right to participate ratably in dividends and liquidation distributions and the right of the members of a class of Common Stock to participate ratably in offers by the Corporation to repurchase shares of Common Stock that are directed to all of the holders of any other class of the Common Stock.

         5.2      Voting Rights.

         (a) Class A Common Stock. Except as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder.

         (b) Class B Common Stock. Except as otherwise required by law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each share of such stock held by such holder.

         (c) All Classes to Vote As A Single Class. Except as otherwise required by the Delaware General Corporation Law, the holders of the Common Stock entitled to vote on any matter (as well as the holders of any Preferred Stock, if any, entitled to vote thereon) shall vote together as a single class on all such matters, and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock or the holders of such shares of Preferred Stock shall be required for the approval of any such matter. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation or with respect to any other matter.


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         5.3      Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock share and share alike; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for shares of Common
Stock of the same class as the class upon which the dividend or distribution is being paid. Dividends on the Class A Common Stock and the Class B Common Stock shall be payable only as and when declared by the Board of Directors of the Corporation.

         5.4 Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common Stock and the holders of Class B Common Stock share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 5.4.

         5.5 Preemptive Rights. No stockholder of the Corporation shall, by reason of holding any equity or voting shares of any class of Common Stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of Common Stock, now or hereafter to be authorized, or any shares or other securities convertible into or carrying rights or options to purchase any shares of any class of Common Stock, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of Common Stock or other securities convertible into or carrying rights or options to purchase any class of the Corporation, without offering any such shares or securities, either in whole or in part, to the existing stockholders of any class of Common Stock.

         5.6      Conversion Rights.

         (a) Class B Voluntary Conversion. Each and every share of Class B Common Stock is convertible into a fully-paid and nonassessable share of Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one share of Class A Common Stock for each share of Class B Common Stock so converted.

         (b) Class B Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock (i) upon its issuance, sale, assignment, gift, pledge, hypothecation or any other transfer to a person or entity other than the entity to whom such share of Class B Common Stock was initially issued (a "Founding Stockholder") or an Affiliate (defined below) of such Founding Stockholder


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(a "Permitted Transferee") or (ii) upon such Permitted Transferee ceasing to be an Affiliate of such Founding Stockholder. For purposes of this Section 5.6(b), "Affiliate" shall mean (i) any corporation, partnership, limited liability company, trust or unincorporated organization directly or indirectly controlling, controlled by, or under common control with the applicable Founding Stockholder or (ii) the survivor of a merger or consolidation of any Class B Shareholder if those persons who owned beneficially sufficient shares of capital stock or similar equity interests entitled to elect at least a majority of the entire board of directors or similar governing body of such Founding Stockholder, immediately prior to the merger or consolidation own beneficially sufficient shares of capital stock or similar equity interests entitled to elect at least a majority of the entire board of directors or similar governing body of the surviving entity: provided, however, that if by reason of any change in the ownership of such shares of capital stock or similar equity interests the surviving entity would no longer qualify as an Affiliate of the Founding Stockholder all shares of Class B Common Stock then held by such surviving entity shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common Stock on a share-for-share basis, and the stock certificates formerly representing such shares of Class B Common Stock thereupon and thereafter shall be deemed to represent a like number of shares of Class A Common Stock.

         (c)      Class B Conversion Procedure.

                  (1) Each conversion of shares of Class B Common Stock pursuant to this Section 5.6 shall be effected by the surrender of the certificate or certificates representing the shares to be converted (hereinafter called the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of the Class B Common Stock) at any time during its usual business hours, accompanied by written notice from the holder of such Converting Shares (the "Converting Holder"), stating that such Converting Holder desires to convert the Converting Shares, or a stated number of the shares of Class B Common Stock represented by such certificate or certificates, into an equal number of shares of Class A Common Stock (hereinafter called the "Converted Shares"), as appropriate in accordance with this Section 5.6. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the Converting Holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation shall deliver to the Converting Holder a certificate (which may contain such legends as appropriate) representing any shares of Class B Common Stock which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.

                  (2) In the event of the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock, the holder of such Converting Shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in Section 5.6(c)(1) hereof; provided, however, that, notwithstanding that any certificates for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of

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conversion as set forth in Section 5.6(a) or 5.6(b), as the case may be, and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

                  (3)      Upon the issuance of shares in accordance with this
Section 5.6(c), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                  (4) Shares of Class B Common Stock converted into Class A Common Stock shall be retired and shall resume the status of authorized but unissued shares of Class B Common Stock.

         (d) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock or Class B Common Stock may be so issued without violation of any applicable law or regulation. The Corporation shall not take any action that results in any adjustment of the conversion ratio set forth in this Section 5.6 if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation, as the same may have been amended or restated.

         (e) Dividends. If a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend on such due date.

         5.7 Change in Class. No shares of one class of Common Stock may be subdivided, combined, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, combined, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

         5.8 Mergers and Consolidations. In the event of a merger, consolidation or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or in the event of the dissolution of the Corporation, provision shall be made so that the holders of each class of Common Stock will be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by holders of the other classes of Common Stock in such merger, consolidation,


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combination or dissolution; provided, however, that in connection with any such merger, consolidation or business combination in which shares of capital stock are distributed, such shares may differ (but shall not be required to differ) as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein; and provided further, however, that if such shares differ as to voting rights, the shares having superior voting rights shall be subject to conversion provisions that are no more or less favorable to the holders of such shares than those provided in ARTICLE FIVE hereof with respect to the Class B Common Stock.

                                   ARTICLE SIX
                                 PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Class A Common Stock and the Class B Common Stock are subject to all of the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors of the Corporation, pursuant to authority expressly granted to and vested in it by the provisions of this ARTICLE SIX. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                           (a) The distinctive designation of, and the number of shares of, Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors of the Corporation) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors of the Corporation;

                           (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes, of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

                           (c) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or


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                  classes, or of any series of the same or any other class or classes, of stock of the Corporation and the terms and conditions of such conversion or exchange;

                           (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                           (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                           (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                           (g) The voting powers, if any, of the holders of such series of Preferred Stock, which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation.

                                  ARTICLE SEVEN
                               PERPETUAL EXISTENCE

                  The Corporation shall have perpetual existence.

                                  ARTICLE EIGHT
               NUMBER OF DIRECTORS, INDEMNIFICATION AND LIMITATION
                            OF LIABILITY OF DIRECTORS

                  8.1 Number of Directors. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

                  8.2 Indemnification of Directors. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and


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administrators of such persons. To the fullest extent permitted by Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented, or any successor provision thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  8.3      Future Amendments. In addition to the provisions of
Section 8.2 of this ARTICLE EIGHT hereof, if the Delaware General Corporation Law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

                  8.4 Repeal or Modification. Any repeal or modification of this ARTICLE EIGHT or any provision hereof shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE
                                    MEETINGS

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE TEN
                              ELECTION OF DIRECTORS

                  10.1 Stockholders' Meeting. The directors who are directors on the date that this Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware shall serve until the first annual meeting of stockholders at which directors are elected following that date. The directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified. Directors need not be stockholders of the Corporation.

                  10.2 Directors Elected by Preferred Stock. During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such times as such right continues the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; and each such additional director shall serve until the annual meeting at which his term of office shall expire and until his successor shall be elected and shall qualify, or until his right to


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hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

                  10.3 Removal. Subject to the rights of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors of the Corporation, may be removed from office at any time with or without cause by holders of shares then entitled to cast a majority of the votes at an election of directors.

                  10.4 Notice of Stockholder Nominees. Nominations of persons for election to the Board of Directors of the Corporation (other than persons nominated to fill vacancies and newly created directorships, who shall in each case be nominated and elected as provided in the Bylaws of the Corporation) shall be made only at a meeting of stockholders and only (1) by or at the direction of the Board of Directors of the Corporation or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
10.4 of this ARTICLE TEN. Such nominations, other than those made by or at the direction of the Board of Directors of the Corporation, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 10.4 of this ARTICLE TEN, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of this notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice that was timely for the meeting on the date originally scheduled. Such stockholder's notice shall set forth: (i) as to re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder, and (b) the class and number of shares of the Corporation that are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this Section 10.4 of this ARTICLE TEN shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the


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Board of Directors of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 10.4 of this ARTICLE TEN, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                 ARTICLE ELEVEN
                                 INDEMNIFICATION

                  The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                 ARTICLE TWELVE
                    STOCKHOLDER PROPOSALS AT ANNUAL MEETINGS

                  Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this ARTICLE TWELVE, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary shall set forth as


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to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, and (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder proposing such business. Notwithstanding the foregoing, nothing in this ARTICLE TWELVE shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors of the Corporation. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this ARTICLE TWELVE, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                ARTICLE THIRTEEN
                            CALL OF SPECIAL MEETINGS

                  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time as provided in the Bylaws of the Corporation. Such special meetings may not be called by any other person or persons or in any other manner.

                                ARTICLE FOURTEEN
                               AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                 ARTICLE FIFTEEN
                                   SECTION 203

                  The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE SIXTEEN
                              CONSTRUCTION OF TERMS

                  The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.


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

         IN WITNESS WHEREOF, said AUTOTRADER.COM, INC. has caused this certificate to be signed by __________, its President and Chief Executive Officer, and ___________, its Secretary, this ____th day of ______, _____.


                                    By:
                                       -----------------------------------------
                                       President and Chief Executive Officer

ATTEST:
       ---------------

Secretary


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